EXHIBIT 23.1

              INDEPENDENT AUDITOR'S CONSENT AND REPORT ON SCHEDULES

To the Board of Directors and Shareholders of Northgate Innovations, Inc.

We consent to the incorporation by reference in the Registration Statements of Northgate Innovations, Inc. on Form S-8 (No. 333-36822) of our report, dated April 12, 2002, included in and incorporated by reference in the Annual Report on Form 10-K of Northgate Innovations, Inc. for the year ended December 31, 2001.

Our audit was made for the purpose of forming an opinion on the basic consolidated financial statements taken as a whole. The consolidated supplemental schedule II, as shown on Item 8, is presented for purposes of complying with the Securities and Exchange Commission's rules and is not a part of the basic consolidated financial statements. This schedule has been subjected to the auditing procedures applied in our audit of the basic consolidated financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic consolidated financial statements taken as a whole.


                                /s/  SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

                                Los Angeles, California
                                March 29, 2004